SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 18549


                                   DEFINITIVE
                                  SCHEDULE 14C
                                 (RULE 14C-101)


                       SCHEDULE 14C INFORMATION STATEMENT


               Information Statement Pursuant to Section 14(c) of
                       the Securities Exchange Act of 1934


Check the appropriate box:
[ ] Preliminary Information Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)
    (2))
[X] Definitive Information Statement

EARTHNETMEDIA, INC.
 (Name of Registrant As Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):
[X] No fee required
[ ] Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11
   (1) Title of each class of securities to which transaction applies:
   _____________________
   (2) Aggregate number of securities to which transaction applies:
   _____________________
   (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined): ________________________________
   (4) Proposed maximum aggregate value of transaction: _____________________
   (5) Total fee paid: ________________________

[ ] Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule
   0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
   (1) Amount Previously Paid: ________________________
   (2) Form, Schedule or Registration Statement No. ____________________
   (3) Filing Party: _________________________
   (4) Date Filed: _________________________

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                               EARTHNETMEDIA, INC.
                                222 AMALFI DRIVE
                             SANTA MONICA, CA 90402



                                                          December 30, 2002


Dear Stockholder or Warrant Holder:

         We are notifying our stockholders and warrant holders of record on December 27, 2002, that the holders of a majority of the common stock voting power of EarthNetMedia, Inc., a Nevada corporation (the "Company"), have approved a six for one stock split with respect to the Company's outstanding common stock. This action, by written consent in lieu of a special meeting, will be effective January 20, 2003.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

         We are also notifying our warrant holders that, effective immediately, the expiration date of the Company's currently outstanding C Warrants and D Warrants is being extended from 3:30 PM Pacific Time on December 20, 2002, until 3:30 PM Pacific Time on March 31, 2003. Further, effective immediately, the exercise price of the currently outstanding C Warrants is being reduced from $2.00 per share of common stock to $1.32 per share. Upon the effective date of the six for one stock split, the number of shares of common stock which may be purchased through exercise of the then outstanding C Warrants and D Warrants will be increased six for one, consistent with the stock split, and the exercise price of the C Warrants and D Warrants will be adjusted to $0.22 per share and $0.375 per share, respectively.

         An information statement containing a detailed description of the matters adopted by written consents in lieu of a special meeting of stockholders and the directors accompanies this notice. You are urged to read the information statement in its entirety for a description of the actions taken by the holders of a majority of the common stock voting power and the directors of the Company.

         The Company will first mail this information statement to stockholders on or about December 30, 2002.


                                                    /s/ ALIE CHANG
                                                    __________________
                                                        Alie Chang
                                                        President & CEO

                               EARTHNETMEDIA, INC.
                                222 AMALFI DRIVE
                             SANTA MONICA, CA 90402
                                 (310) 459-1081

                              INFORMATION STATEMENT

                      WE ARE NOT ASKING YOU FOR A PROXY AND
                    YOU ARE REQUESTED NOT TO SEND US A PROXY

         We are sending you this Information Statement to inform you that the actions described in this Information Statement were adopted by the written consent of the holders of a majority of the common stock voting power of the Company. Additional information is provided regarding actions adopted by written consent of the Directors of the Company.

WHAT ACTIONS HAVE BEEN TAKEN BY THE WRITTEN CONSENT OF THE HOLDERS OF A MAJORITY OF THE COMMON STOCK VOTING POWER OF THE COMPANY IN LIEU OF A SPECIAL MEETING?

         The holders of a majority of the voting power of the Company, acting by written consent in lieu of a special meeting, approved a six for one stock split of the Company's outstanding common stock. Such action is to be effective January 20, 2003.

HOW MANY VOTES ARE REQUIRED TO ADOPT THE ACTIONS?

         The approval and adoption of a six for one stock split with respect to all of the Company's outstanding common stock requires the consent of the holders of a majority of the voting power of the Company. The Company has outstanding only one class of voting stock, $.001 par value (the "Common Stock"). Each share of Common Stock entitles the holder thereof to one vote. At the close of business on December 18, 2002, there were 6,209,800 shares of Common Stock outstanding and entitled to vote.

         The following table sets forth the beneficial ownership of EarthNetMedia's Common Stock as of the close of business on December 18, 2002, and as adjusted to reflect the exercise of all of the C Warrants and D Warrants to acquire shares of Common Stock which were outstanding as of the close of business on December 18, 2002 (the "Warrants"), by:

- - each person or entity who is known by the Company to beneficially own more than 5% of the outstanding Common Stock;
- - the CEO, each of the Named Executive Officers and each of the Company's directors; and
- - all executive officers and directors as a group.

Unless otherwise indicated, the address for each of the named individuals is c/o EarthNetMedia, Inc., 222 Amalfi Drive, Santa Monica, California 90402. Except as otherwise indicated, and subject to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all shares of Common Stock held by them.

         Applicable percentage ownership in the table is based on 6,209,800 shares of Common Stock outstanding as of the close of business on December 18, 2002 and 8,202,800 shares which would be outstanding immediately following the exercise of all of the Warrants which remained outstanding as of that date. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission. To the extent that any shares are issued upon exercise of options, Warrants or other rights to acquire EarthNetMedia's capital stock that are presently outstanding or granted in the future or reserved for future issuance under EarthNetMedia's stock plans, there will be further dilution.


                            SHARES BENEFICIALLY OWNED
                            _________________________
                                                            IF
                                                       ALL WARRANTS
                                                        EXERCISED
THE CEO, NAMED EXECUTIVE
OFFICERS AND DIRECTORS:      NUMBER        PERCENT       PERCENT
                             ______        _______       _______

Alie Chang                2,631,000         42.37%        32.07%
Felizian  Paul            2,626,000         42.29%        32.01%
Angi Ma                      25,000          0.40%         0.30%
All Directors and
   Executive Officers (3) 5,282,000         85.06%        64.38%


         The Company, Ms Chang and Mr. Paul are parties to a Lock-Up Agreement dated as of August 10, 2001, pursuant to which after March 20, 2002, they will not transfer more than 250,000 shares of Common Stock, nor offer for sale any of the Company's Common Stock which they hold until after December 20, 2003.

         The holders of 5,257,000 shares of Common Stock (84.66% of the total outstanding) have executed a written consent, in lieu of a special meeting, to approve the stock split. As a result this action will be effected on January 20, 2003.

WHAT IS THE EFFECT OF THE SIX FOR ONE STOCK SPLIT ON THE COMPANY'S WARRANTS?

         Effective as of January 20, 2003, the number of shares of common stock which may be purchased through exercise of the Company's then outstanding C Warrants and D Warrants will be increased on a six for one basis, and the exercise price per share under the terms of these C Warrants and D Warrants will be divided by six.

APPROVAL OF SIX FOR ONE STOCK SPLIT

         The board of directors of the Company and the holders of a majority of the common stock voting power of the Company have approved a six for one stock split of the outstanding common stock, effective January 20, 2003. Each share of common stock outstanding on that date (the "Pre-Split Shares") will be converted automatically into six shares of common stock (the "Post-Split Shares"). The stock split will occur automatically without any action on the part of holders of common stock and without regard to the date certificates representing Pre-Split Shares are physically surrendered for new certificates. Holders of common stock will hold six times as many shares after the stock split compared to the number held before the stock split. For instance, if a holder of common stock presently owns 100 shares, after the stock split that holder of common stock will own 600 shares.

PURPOSE AND MATERIAL EFFECTS OF PROPOSED STOCK SPLIT

         The primary purpose of the stock split of the Company's common stock is to increase the number of outstanding shares of the common stock in an effort to enhance the liquidity of the Company's common stock. The number of shares of common stock currently held by persons other than the Company's officers and directors is 927,800. The board of directors believes that the limited number of shares held by non-affiliates has constrained the trading market in such shares and a larger float (and a lower price per share) may facilitate a more active trading market in the Company's common stock.

         The stock split will affect all common stockholders uniformly and will not affect any common stockholder's percentage ownership interests in the Company or his or her proportionate voting power. The principal effects of the stock split on the common stock outstanding and the warrants outstanding immediately prior to the stock split:

         (i) the total number of pre-split shares of common stock issued and outstanding will be increased from 6,209,800 shares to 37,258,800 post-split shares;
         (ii) each share of common stock owned by a common stockholder would be automatically converted, without further action into six (6) shares of common stock; and
         (iii) the number of shares of common stock which may be purchased through exercise of the Company's outstanding C Warrants and D Warrants will be increased on a six for one basis, and the exercise price per share under the terms of the C Warrants and D Warrants will be divided by six, to $0.22 per share and $0.375 per share, respectively.

         The stock split will not affect the par value of the common stock. As a result, on the effective date of the stock split, the stated capital on the Company's balance sheet attributable to the common stock will be increased to six times its present amount, and the additional paid-in capital account will be decreased by the amount by which the stated capital is increased. The per share net income or loss and net book value of the common stock will be decreased because there will be more shares of common stock outstanding.

INCREASE IN AUTHORIZED SHARES OF COMMON STOCK

         The board of directors of the Company has acted by written consent to amend the Company's articles of incorporation to increase the number of authorized shares of common stock from 50,000,000 to 100,000,000. The stock split will not affect this number of authorized shares. Upon effectiveness of the stock split, the number of authorized shares of common stock that are not issued or outstanding would decrease from 93,790,200 to 62,741,200.

         The primary purpose of increasing the number of authorized shares of Common Stock was to provide sufficient shares of Common Stock to accommodate the splitting of the currently outstanding shares plus the number of shares issuable upon exercise of the Warrants, while still leaving unissued shares available for possible future corporate transactions. The issuance of such shares in future transactions may not require stockholder approval, and could possibly result in dilution to existing stockholders. Further, such shares could be used in connection with the adoption by the Company of a shareholders' rights plan which might be utilized as an anti-takeover defense. In light of the fact that the controlling shareholders currently own more than 50% of the Company's issued and outstanding shares, the Company does not have any current plans to adopt any anti-takeover defenses. However, no assurance can be given that the Board of Directors will not adopt such defenses in the future.

OTHER EFFECTS OF THE STOCK SPLIT

         While it is expected that the stock split will enhance liquidity in the Company's common stock, no assurance can be given that this result will be achieved. In addition, while it is expected that the stock split will result in a decrease in the market price of each share of the common stock, there can be no assurance that the stock split will decrease the market price of the common stock in proportion to the increase in the number of shares outstanding, or result in a permanent increase in the market price of the aggregate shares outstanding after the stock split (which is dependent upon many factors, including performance and prospects). Also, should the market price of the common stock decline disproportionately, the percentage decline as an absolute number and as a percentage of the overall market capitalization may be greater than would pertain in the absence of a stock split.


PROCEDURE FOR EFFECTING STOCK SPLIT AND EXCHANGE OF STOCK AND WARRANT
CERTIFICATES

         The stock split will become effective on January 20, 2003 (the "Stock Split Effective Date"). Beginning on the Stock Split Effective Date, each certificate representing Pre-Split Shares or Warrants to purchase Pre-Split Shares will be deemed for all corporate purposes to evidence ownership of Post-Split Shares or Warrants to purchase Post-Split Shares, and will be so recorded in the records of the Company and its transfer agent. If your shares of Common Stock or Warrants are deposited in book entry, your shares or warrants will automatically be converted to reflect the stock split without any action on your part. No holders of Common Stock and Warrants need to surrender their actual certificates representing the Pre-Split Shares or Warrants to purchase Pre-Split Shares or request new certificates representing Post-Split Shares or Warrants to purchase Post-Split Shares. No new certificates will be issued to any Common Stockholder or Warrant Holder until the Common Stockholder or Warrant Holder has (i) surrendered his or her outstanding certificate(s); (ii) properly completed and executed a letter of transmittal; and (iii) forwarded the certificate, the letter of transmittal and payment of $18 to the Company's transfer agent. Stockholders and Warrant Holders should not destroy any Common Stock or Warrant certificate, and should not submit any certificates until advised they may do so, in accordance with procedures to be set forth in a letter of transmittal to be sent out by the transfer agent.

NO DISSENTER'S RIGHTS

         Under the Nevada General Corporation Law, holders of common stock are not entitled to dissenter's rights with respect to the stock split.

FEDERAL INCOME TAX CONSEQUENCES OF THE STOCK SPLIT

         The following is a summary of certain material federal income tax consequences of the stock split and does not purport to be complete. It does not discuss any state, local, foreign, or minimum income, or other tax consequences. Also, it does not address the tax consequences to holders of common stock or warrants that are subject to special tax rules, such as banks, insurance companies, regulated investment companies, personal holding companies, foreign entities, nonresident alien individuals, broker-dealers, and tax-exempt entities. The discussion is based on the provisions of the United States federal income tax law as of the date hereof, which is subject to change retroactively as well as prospectively. This summary also assumes that (1) the Pre-Split Shares were, and the Post-Split Shares will be, held as a "capital asset," as defined in the Internal Revenue Code of 1986, as amended (generally, property held for investment); and (2) the stock split is not part of a plan to increase, periodically, a common stockholder's proportionate interest in the assets or earnings of the company. The tax treatment of a common stockholder or warrant holder may vary depending upon the particular facts and circumstances of such common stockholder or warrant holder. HOLDERS OF COMMON STOCK AND WARRANTS ARE URGED TO CONSULT WITH THEIR OWN TAX ADVISOR WITH RESPECT TO THE CONSEQUENCES OF THE STOCK SPLIT.

         No gain or loss should be recognized by a holder of common stock upon the exchange of Pre-Split Shares for Post-Split Shares pursuant to the stock split, or by warrant holders upon the exchange of warrants. The aggregate tax basis of the Post-Split Shares or Warrants received in the stock split will be the same as the aggregate tax basis in the Pre-Split Shares or Warrants exchanged therefor. The holding period for the Post-Split Shares or Warrants will include the period during which the Pre-Split Shares or Warrants surrendered in the stock split were held.

         No ruling from the Internal Revenue Service with respect to the matters discussed herein has been requested. Our beliefs regarding the tax consequence of the stock split are not binding upon the Internal Revenue Service or the courts, and there can be no assurance that the Internal Revenue Service or the courts will accept the positions expressed above. The state and local tax consequences of the stock split may vary significantly as to each common stockholder or warrant holder, depending upon the state of residence.

OTHER MATTERS

         No matters other than those discussed in this Information Statement are contained in the written consent signed by the holders of a majority of the common stock voting power of the Company.

                                                 EarthNetMedia, Inc.


                                                 By: /s/ ALIE CHANG
                                                     _____________________
                                                         Alie Chang
                                                         President and CEO